Exhibit 4.1

CG

COGO GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

COMMON STOCK

COMMON STOCK

CUSIP

This certifies that

SPECIMEN

is the owner of

FULL PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 EACH, OF

COGO GROUP, INC. transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation, and any amendments thereto, of the Corporation to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COGO GROUP, INC.
INCORPORATED
Cayman Islands

SECRETARY

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE